EXHIBIT 16


                              ST. CLAIR FUNDS, INC.
                             Schedule of Computation
                                  (Exhibit 16)



1. Yield for the seven-day period ended June 30, 1996:
      Formula:  (Base period return/1) x 365/7 = Yield


2. Effective yield for the seven-day period ended June 30, 1996:
      Formula:  (1 + base period return)365/7 - 1 = Effective Yield